UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2017

YUS International Group Limited
(Exact name of registrant as specified in charter)

Nevada	000-52020	90-0201309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room A, Block B, 21/F, Billion Centre
Room A, Block B, 21/F Billion Centre, 1 Wang Kwong Road Kowloon Bay, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officer

On September 30, 2017, Mr Yu Ka Wai resigned as Director of the Company. The Company accepted his resignation on the same date. Mr Yu did not have any disputes against the Company.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YUS International Group Limited

Dated: October 3, 2017	By:	/s/ Chan Fuk Yu
Chan Fuk Yu
Director

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